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                                                                   Exhibit 10.3


                                    CONTRACT

Party A:                Guangzhou Tianhe Dongpu Economic Development General
                        Company
Address:                1 Da Ma Lu, Dongpu, Tianhe, Guangzhou, PRC
Telephone:              230 6496
Legal Representative:   Mr Liang Xingquan, Manager
Party B:                Zindart Industrial Company Limited
Address:                Flats C & D, 25th Floor, Block 1, Taiping Industrial
                        Centre, 57 Ting Kok Road, Tai Po, N.T., Hong Kong
Telephone:              2665 6992
Legal Representative:   Mr. Fok Xiaorong, Managing Director

In order to strengthen management of production and product quality, and to increase the economic outcome of the Enterprise, Party A and Party B hereby enter into this agreement in relation to Dongpu Zhongxin Toys Factory's contracting-out management, the terms of which are as follows:

ARTICLE 1                   NAME, NATURE AND ADDRESS

Name of the subject Enterprise: Guangzhou Dongpu Zhongxin Toys Factory ("the
                                Factory")
Economic Nature of Enterprise:  "Further processing" town-collective-owned enterprise
Address of factory premises:    7 Dongpu Da Ma Lu, Dongpu, Tianhe, Guangzhou,
                                PRC

ARTICLE 2                    OBLIGATIONS OF PARTIES

Party A:

1. To provide the Factory's premises, together with its accompanying buildings and open space, for production of toys by Party B. The total area of land of this sector is 8,000 square metres (of which 6,335 square metres are occupied by the old factory premises, and 1,665 square metres by the new factory premises). 4 of these buildings have shelving structures, 3 with simple steel structured workshops and with power room, canteen, duty room, power plant etc. having a total area of 14,700 square metres (of which 8,040 square metres belong to the old factory premises, 6,660 square metres belong to the new factory premises, and 3,482 square metres being roadways and open space);

2. To provide the 4-inch water supply system and fire safety system, and the whole set of existing 960kVA electricity loading and supply facilities;

3. To provide the existing facilities and machinery, currently owned by Party A, for Party B's use, and be responsible for the costs of maintenance and repairs of the same during the Period of Contract (see Attachment 1);
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4.      Be responsible for appointing the factory manager, assistant factory manager, accounts clerk, remittance clerk and customs declaration clerk to assist Party B in the management of the Factory;

5. To assist Party B in recruitment of labour and matters concerning public order;

6. To assist Party B in matters involving the use of water and electricity, environmental protection, public health and prevention of diseases.

Party B:

1. To be responsible for the Factory's work regarding further processing, production, operational management, skills management, quality inspection, training of workers, etc.;

2. To be responsible for the Factory's equipment and their repair and maintenance;

3. To pay for all the outgoings in relation to production, and also the wages and bonuses of all staff;

4. To pay for all governmental taxes and charges incurred during the production operation;

5. To pay the Contract Sums to Party A according to the stipulated time and amount;

6. To pay for all fees in relation to staff's labour insurance, welfare, allowances etc. in accordance with the law.

ARTICLE 3       PERIOD OF CONTRACTING-OUT MANAGEMENT

Period of Contract = from 1 January 1997 to 31 December 1999.

ARTICLE 4       CONTRACT SUMS

Party B shall, during the Period of Contract, annually pay Party A the following Contract Sums:

Year 1 (1997):          Total sum = RMBY2,182,110, comprised of RMB
                        Y1,048,110 from the old plastic toys factory, and RMB
                        Y1,134,000 from the alloy toys factory.

Year 2 (1998):          Total sum = RMBY2,291,215, comprised of RMB
                        Y1,100,515 from the old plastic toys factory, and RMB
                        Y1,190,700 from the alloy toys factory.

Year 3 (1999):          Total sum = RMBY2,405,776, comprised of RMB
                        Y1,155,540 from the old plastic toys factory, and RMB
                        Y1,250,236 from the alloy toys factory.
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The Contract Sums include management fees, welfare planning fees, depreciation charges and profits. During the Period of Contract, Party A shall pay income tax on the Contract Sums. Where Party A obtains a reduction or exemption of income tax, any amount received in respect of such reduction or exemption shall belong to Party A; where such reduction or exemption pertains to business tax, 50% of any amount received in respect thereof shall belong to Party A, and the remaining 50% shall be used to update the Factory's development reserve fund.

ARTICLE 5       METHOD OF PAYMENT

1. Payment of the Contract Sums by Party B to Party A shall comply with the regulations of the relevant State General Administration of Exchange Control (SAEC) of the PRC, and shall be paid to the Factory; Party A shall issue a receipt and collect the payment at the Factory.

2. Party B shall pay the Contract Sums during the Period of Contract in two instalments, the first of which, being 50% of each Contract Sum, shall be payable on 31 May of each year, the second of which, being the remainder thereof, shall be payable on 30 November of each year. Where Party B without the consent of Party A fails to pay any Contract Sum on the due date, Party A shall receive from Party B an additional 0.1% of that Contract Sum per day of delay.

3. Any foreign exchange bonus awarded to the Factory by the relevant SAEC, together with any retained foreign currency amounts, shall belong to Party A. Party A shall pay any tax on such bonus.

ARTICLE 6       FIXED ASSETS

Title to the factory premises, its accompanying buildings, water and electricity supply, equipment, etc. provided by Party A shall remain with Party A, and ownership of the production facilities and living commodities provided by Party B without compensation shall remain with Party B.

ARTICLE 7       RECEIVABLES AND DEBTS

Prior to the contracting-out management, both parties shall finalise their finance matters. Any receivables or debts accrued prior to the contracting-out management shall be handled by Party A (See Attachment 2). During the Period of Contract, all receivables and debts of the Factory shall be handled by Party B.

ARTICLE 8       FINANCIAL INSURANCE

As from the commencement of the Period of Contract, Party B shall take out insurance policies and pay insurance premium on the Factory and its equipment and facilities.
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ARTICLE 9       RECRUITMENT AND DISMISSAL OF STAFF

During the Period of Contract, Party B shall recruit and dismiss staff in accordance with the relevant laws and regulations of the PRC. Also, before the dismissal of regular staff of the town-collective-owned enterprise, consent from Party A shall be obtained. Equally, where Party A re-allocates the regular staff of town-collective-owned enterprise, consent from Party A shall be obtained.

ARTICLE 10      LIABILITY FOR BREACH

1. As from the effective date of this Contract, both parties shall be bound by the same. If any party shall breach this Contract, it shall compensate non-breaching party for any economic losses suffered as a result of the breach; if the breach shall continue, the non-breaching party may have the right to unilaterally terminate this Contract.

2. During the production operation activities, Party B shall comply with the relevant policies, decrees and regulations of the PRC, and shall not operate in breach of this Contract. Where Party B's acts in breach of this Contract, causing losses in operation or incurring legal liability, Party shall be solely responsible; where the outcome is serious, Party A shall have the right to terminate the performance of this Contract.

ARTICLE 11      TERMINATION

1. If Party B needs to extend this Contract at the end of the Period of Contract, it shall within 6 months before the end of the Period of Contract negotiate with Party A. Once agreed by Party A, this Contract may be extended, and the Contract Sums shall be separately negotiated. Where this Contract is not extended, it shall terminate accordingly.

2.      Both parties may agree to terminate this Contract before its expiry.

3. At the expiry / termination of this Contract, the factory premises, water and electricity supply facilities, and Party B's internal renovations and new constructions shall be returned to Party A in good condition. All production facilities, production and living commodities, and working capital net of all debts shall be returned to Party B.

ARTICLE 12      ARBITRATION

During the Period of Contract, where a dispute arises between the parties, they shall enter into negotiations to resolve the matter. Where the dispute could not be resolved by negotiations, it may be handed over to arbitration in a court of law in the district in which the Factory is situated.


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ARTICLE 13      OTHER MATTERS

1. During the Period of Contract, where Party B needs to repair or alter the building structures or equipment within the Factory, or to carry out civil engineering or construction works, it shall be consented to by Party A. Party B shall be responsible for the costs thereof.

2. During the Period of Contract, if the State shall resume the land or if matters beyond the parties' control occur, which causes the Factory to be unable to continue production, both parties may, upon negotiations, terminate this Contract before its expiry.

3. During the Period of Contract, where one party is genuinely in difficulties and requires early termination of this Contract, consent shall be obtained from the other party 6 months before the expiry of the Period of Contract and, upon obtaining such consent, may carry out the procedures for termination of this Contract.

4. Upon signing of this Contract, Party B shall not without permission alter the scope of operations of the Factory, or sub-contract other third party units to carry out the contracting-out management work.

5. Should there be any matters which have not been addressed in this Contract, both parties may, upon negotiations, resolve the same or supplement it by way of Supplemental Contract. Such Supplemental Contract shall form an integral part of this Contract.


ARTICLE 14      EFFECTIVENESS OF CONTRACT

This Contract is made up of 4 identical parts, and each party shall hold 2 parts. Upon signing of this Contract by both parties, the same shall come into effect.


Chop of Guangzhou Tianhe Dongpu Economic        Chop of Zindart Industrial
Development General Company affixed             Company Limited affixed

Signed by Legal Representative:                 Signed by Legal Representative:


Date: 18 February 1996
Signed at Dongpu Town, Tianhe District, Guangzhou City, PRC.